Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney California Municipals Fund Inc.:

We consent to the use of our report dated April 12, 1999, with respect to the Smith Barney California
Municipals Fund Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG
LLP


New York, New York
June 23, 1999